RESTATED AS OF
                                                               June 9, 1997

                                    RESTATED

                                     BY-LAWS

                                       OF

                        TELEPHONE AND DATA SYSTEMS, INC.


                                    ARTICLE I
                                    ---------

                                     OFFICES
                                     -------

                  The registered office of the corporation required by the Iowa Business Corporation Act to be continuously maintained in Iowa shall be initially as provided in the Articles of Incorporation, subject to change from time to time by resolutions by the board of directors and filing of statement of said change as required by the Iowa Business Corporation Act.

                                   ARTICLE II
                                   ----------

                                  SHAREHOLDERS
                                  ------------

                  Section 1.  Annual Meeting.   The  annual  meeting  of  the
shareholders shall be held on the first Wednesday in May in each year, at the hour of 10:00 a.m. (or on such other date and time as the board of directors establishes by resolution), for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on such other day as shall be designated by the board of directors. In the event of any adjournment of the annual meeting, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

                  Section 2. Special Meetings. Special meetings of the shareholders may be called by the principal executive officer, by the board of directors or as otherwise provided by the Iowa Business Corporation Act.

                  Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

                  Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the principal executive officer, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

                  Section 5. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the day before the first date on which notice of the meeting is delivered or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which the board of directors shall do if the meeting is adjourned to a date more than 120 days after the date for the original meeting.

                  Section 6. Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, after the record date for a shareholder meeting has been fixed, prepare an alphabetical list of the names of all of the shareholders of the corporation who are entitled to notice of such meeting. This voting list must be arranged by voting group and within each voting group by class or series of shares and must also include the address of and the number of shares held by each shareholder. Once prepared, such voting list shall be available for inspection during usual business hours by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through such meeting. Such voting list shall be made available for inspection at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of Section 490.1602 of the Iowa Business Corporation Act, to copy the voting list, during regular business hours and at the person's expense, during the period the voting list is available for inspection. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

                  Section 7. Quorum of Shareholders; Required Vote. Unless the Articles of Incorporation or the Iowa Business Corporation Act require otherwise, a majority of the votes entitled to be cast on any matter by a voting group constitutes a quorum of that voting group for action on that matter. If a quorum exists, action on a matter by a voting group, other than the election of directors, is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Iowa Business Corporation Act require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present

                  Section 8. Proxies. At all meetings of the shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. A proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. A proxy shall not be effective for any action taken at a meeting if it has been received after the polls for voting on such action have been closed with respect to such action. No proxy shall be valid after eleven months from the date of its execution, unless a longer period is expressly provided in the proxy.

                  Section 9.  Voting of Shares.  Subject  to the  provisions  of
Section 10 of this Article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, except as may be otherwise provided in the Articles of Incorporation.

                  Section 10. Voting of Shares by Certain Holders. Neither treasury shares nor, unless the Articles of Incorporation otherwise provide, shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

                  Subject to the provisions of the foregoing paragraph of this section, shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the By-Laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

                  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

                  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

                  A shareholder, whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Section 11. Informal Action by Shareholders. Unless otherwise provided in the Articles of Incorporation, any action required by the Iowa Business Corporation Act to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing setting forth the action so taken, shall be signed by shareholders representing not less than ninety percent of the votes entitled to be cast at the meeting at which all shares entitled to vote on the action were present and voted and are delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                  Section 12. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder demand that voting be by ballot.

                  Section 13. Introduction   of  Business  at  a  Meeting  of
Shareholders. At an annual or special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of shareholders. To be properly brought before an annual or special meeting of shareholders, business must be (1) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) given by the corporation, or (2) in the case of an annual meeting, properly brought before the meeting by or at the direction of the board of directors, or otherwise properly brought before the annual meeting by a shareholder. For business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the President or Secretary of the corporation. To be timely, a shareholder's notice must be received at the principal executive offices of the corporation not earlier than 120 calendar days nor later than 90 calendar days in advance of the anniversary date of the date of the corporation's proxy statement to shareholders in connection with the most recent preceding annual meeting of shareholders, except that if the date of the current year's annual meeting has been changed by more than 30 calendar days from the anniversary date of the most recent preceding annual meeting, a shareholder proposal shall be received by the corporation not later than the close of business on the tenth day following the date of public notice of the date of the current year's annual meeting.

                  A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before an annual meeting of shareholders (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation's books of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (3) the class and number of shares of the corporation which are beneficially owned by such shareholder on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder's notice and (4) any material interest of the shareholder in such proposal.

                  Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.

                  Section 14. Nomination of Directors. Only persons nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the board may be made at a meeting of shareholders (1) by or at the direction of the board of directors, or (2) by any shareholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 14. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the President or Secretary of the corporation. To be timely, a shareholder's notice must be received at the principal executive offices of the corporation not earlier than 120 calendar days nor later than 90 calendar days in advance of the anniversary date of the date of the corporation's proxy statement to shareholders in connection with the preceding year's annual meeting of shareholders, except that if the date of the current year's annual meeting has been changed by more than 30 calendar days from the anniversary date of the most recent preceding annual meeting, a nomination shall be received by the corporation not later than the close of business on the tenth day following the date of public notice of the date of the current year's annual meeting.

                  A  shareholder's  notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person on the date of such shareholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(2) as to the shareholder giving the notice (a) the name and address, as they appear on the corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (b) the class and number of shares of the corporation which are beneficially owned by such shareholder on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder's notice.

                  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                  This Section 14 shall not apply to the election of a director to a directorship which may be filled by the board of directors under the Iowa Business Corporation Act.

                                   ARTICLE III
                                   -----------

                                    DIRECTORS
                                    ---------

                  Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

                  Section 2. Number and Election of Directors. The number of directors of the corporation shall be twelve. At the first annual meeting of shareholders the directors shall be divided into three classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of the shareholders thereafter; that of the second class shall expire at the second annual meeting of shareholders thereafter; and that of the third class shall expire at the third annual meeting of shareholders thereafter. At each annual meeting after such classification, the shareholders shall elect the number of directors equal to the number of the class whose term expired at the time of such meeting and each such director shall hold office until the third succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

                  Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without the State of Iowa for the holding of additional regular meetings without other notice than such resolution.

                  Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the Chairman or President or by a majority of the directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the board of directors called by them.

                  Section 5. Notice. Notice of any special meeting of the board of directors or of any committee designated by the board shall be (1) by written notice mailed to each director at his business address at least three days previous thereto; (2) by written notice delivered to him at such address by telegraph, cablegram or other similar form of message delivery at least four hours before the time at which such meeting is to be held; or (3) by telephone, telecopy, facsimile or any other similar form of electronic transmission at least four hours before the time at which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail so addressed and postage prepaid. If notice is by telegram, cablegram or other similar form of message delivery, or by telephone, telecopy, facsimile or other similar form of electronic transmission, such notice shall be deemed to be given when its receipt is acknowledged by a responsible person at the address to which such notice was directed. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                  Section 6. Quorum. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                  Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

                  Section 8.  Vacancies.   Unless  otherwise  provided  in  the
Articles of Incorporation, any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled (1) in the case of a director elected or to be elected by the holders of Preferred Shares issued before October 31, 1981 and Common Shares (a "Common Share Director"), by the vote of such shareholders, or (2) in the case of a director elected or to be elected by the holders of Preferred Shares issued after October 31, 1981 and Series A Common Shares (a "Series A Director"), by the vote of such shareholders or (3) in the case of either a Common Share Director or a Series A Director, by the affirmative vote of a majority of all of the directors remaining in office even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected by reason of an increase in the board of directors shall be elected for a term of office continuing until the next election of directors.

                  Section 9. Compensation. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.

                  Section 10. Presumption  of  Assent.   A  director  of  the
corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  Section 11. Informal Action by Directors. Any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the corporation, or any action which may be taken at a meeting of the directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee of directors, as the case may be.

                  Section 12. Executive and Other Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee or one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to:

                  (i)      authorize distributions;
                  (ii) approve or propose to shareholders action that the Iowa Business Corporation Act requires to be approved by shareholders;
                  (iii) fill vacancies on the board of directors or on any of its committees;
                  (iv)     amend the Articles of Incorporation pursuant to
         Section 490.1002 of the Iowa Business Corporation Act;
                  (v)      adopt, amend or repeal these By-Laws;
                  (vi) approve a plan of merger not requiring shareholder approval;
                  (vii) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors;
                  (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and and relative rights, preferences and limitations of a class or series of shares, except within limits specifically prescribed by the board of directors; or
                  (ix) take any other action contrary to any applicable law, the Articles of Incorporation, these By-Laws or any resolution of this board of directors.

                  Neither the designation of any such committee, the delegation to it of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the board of directors, who is not a member of the committee in question, with such director's responsibility to act in good faith, in a manner such director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                  Section 13. Committee Meetings and Minutes. Each committee may provide by resolution the time and place of regular committee meetings without other notice than such resolution. Special committee meetings may be called by or at the request of any two committee members. Each committee shall keep regular minutes of its proceedings and shall report the same to the succeeding meeting of the board of directors.

                  Section 14. Removal. Any member of any committee of the board of directors may be removed from such committee (and such committee may be eliminated) by resolution adopted by a majority of the full board of directors at any time, with or without notice.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

                  Section 1. Number. The officers of the corporation shall consist of a Chairman, a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary and a Treasurer, and such Assistant Treasurers, Assistant Secretaries, or other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

                  Section 2.  Election  and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

                  Section 3. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

                  Section 5. Chairman. The Chairman shall preside at all meetings of the shareholders and of the board of directors and shall see that orders and resolutions of the board of directors are carried into effect. He may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the corporation except in cases where the signing and execution thereof shall be expressly and exclusively delegated by law, by the board of directors or by these By-Laws to some other officer or agent of the corporation. In the absence of the President (including a vacancy in such office) or in the event of his inability or refusal to act, which inability shall be determined by the Chairman, the Chairman shall perform the duties of the principal executive officer and, when so acting, shall have all the powers of the President.

                  Section 6. President. The President shall be the principal executive officer of the corporation and shall, in general, supervise and control all of the business and affairs of the corporation, subject to the general powers of the board of directors. In the absence of the Chairman, he shall preside at all meetings of the shareholders and of the board of directors. He may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under seal of the corporation except in cases where the signing and execution thereof shall be expressly and exclusively delegated by the board of directors or by these By-Laws to some other officer or agent of the corporation. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the board of directors from time to time. He shall have general powers of supervision and shall be the final arbiter of all differences between officers of the corporation and his decision as to any matter affecting the corporation shall be final and binding as between the officers of the corporation subject only to the Chairman and the board of directors.

                  Section 7. Vice Presidents. In the absence of the Chairman and the President or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated or in the absence of any designation, then in the order of their original election as Vice Presidents) shall perform the duties of the principal executive officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the principal executive officer. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the President and principal executive officer or by the board of directors.

                  Section 8. Treasurer. If required by the board of directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation; and deposit all moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws. He shall, in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the principal executive officer or by the board of directors.

                  Section 9. Secretary. The Secretary shall keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; sign with the Chairman, President and principal executive officer, or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the principal executive officer or by the board of directors.

                  Section 10. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The Assistant Secretaries as thereunto authorized by the board of directors may sign with the principal executive officer or a Vice President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the principal executive officer of the board of directors.

                  Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V
                                    ---------

                                CONTRACTS, LOANS,
                               CHECKS AND DEPOSITS
                               -------------------

                  Section 1.  Contracts.  The board of directors may
authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                  Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors, the Chairman, the President and principal executive officer, or any other officer designated by the board of directors, the Chairman or the President and principal executive officer. Such authority may be general or confined to specific instances.

                  Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

                  Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI
                                   ----------

                                CERTIFICATES FOR
                            SHARES AND THEIR TRANSFER
                            -------------------------

                  Section 1. Certificates for Shares. Subject to the provisions of Section 490.625 of the Iowa Business Corporation Act, certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the Chairman, the President and principal executive officer or a Vice President, and the Secretary or an Assistant Secretary of the corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself, or an employee of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

                  Section 2. Transfers of Shares Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and only on surrender for cancellation of the certificate for such shares. Except as otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                   ARTICLE VII
                                   -----------

                               INDEMNIFICATION OF
                       DIRECTORS, OFFICERS, AND EMPLOYEES
                       ----------------------------------

                  The corporation shall indemnify every person made or threatened to be made a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein (including any inquiry or investigation which could lead to any such action, suit or proceeding), by reason of the fact that such person is or was a director of the corporation or any of its consolidated subsidiaries, or served any other corporation, partnership, joint venture, other enterprise or employee benefit plan in any capacity at the request of the board of directors of this corporation, in the manner and to the extent provided by Part E, Sections 490.850 et seq., of the Iowa Business Corporation Act and shall indemnify every person made or threatened to be made a party to any such pending, threatened or completed action, suit or proceeding, and any appeal therein (including any inquiry or investigation which could lead to any such action, suit or proceeding), by reason of the fact that such person is or was an officer of the corporation or any of its consolidated subsidiaries, or having served any other corporation as aforesaid. The right of indemnification provided for in this Article VII shall inure to the benefit of the legal representative of any such person. The right of indemnity provided herein shall not be exclusive and the corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the board of directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader or otherwise different from those set forth herein.

                                  ARTICLE VIII
                                  ------------

                                   FISCAL YEAR
                                   -----------

                  The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                   ARTICLE IX
                                   ----------

                                    DIVIDENDS
                                    ---------

                  The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Iowa Business Corporation Act.

                                    ARTICLE X
                                    ---------

                                      SEAL
                                      ----

                  The board of directors may provide a corporate seal.

                                   ARTICLE XI
                                   ----------

                                WAIVER OF NOTICE
                                ----------------

                  Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the Iowa Business Corporation Act or under the provisions of the Articles of Incorporation or By-Laws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                                   ARTICLE XII
                                   -----------

                                   AMENDMENTS
                                   ----------

                  Section 1. Amendment by the Board of Directors. Except as otherwise provided in the Iowa Business Corporation Act, the Articles of Incorporation or any By-Laws adopted by the shareholders, these By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the board of directors of the corporation by a majority vote of the directors present at the meeting or by the unanimous written consent of the directors.

                  Section 2. Amendment by the Shareholders. Not in limitation of
Section 1 of this Article XII, except as otherwise provided in the Iowa Business Corporation Act or the Articles of Incorporation, these By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the shareholders.

                                    * * * * *














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